                                                                     Exhibit 3.6

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           BATH IRON WORKS CORPORATION

                        ADOPTED AS OF SEPTEMBER 15, 2000

                                Table of Contents

                                                                                           Page
                                                                                           ----

ARTICLE I          Articles of Incorporation, Office, Location,
                     Seal and Section Headings...............................................1
    Section 1.         Articles of Incorporation.............................................1
    Section 2.         Office and Location...................................................1
    Section 3.         Seal..................................................................1
    Section 4.         Section Headings......................................................2

ARTICLE II         Annual Meeting of Shareholders............................................2
    Section 1.         Place.................................................................2
    Section 2.         Date..................................................................2
    Section 3.         Notice................................................................2

ARTICLE III        Special Meetings of Shareholders..........................................3
    Section 1.         Place and Date........................................................3
    Section 2.         Call..................................................................3
    Section 3.         Notice................................................................3

ARTICLE IV         Quorum and Voting of Shares...............................................3
    Section 1.         Quorum................................................................3
    Section 2.         Voting Rights.........................................................4
    Section 3.         Action by Consent.....................................................4

ARTICLE V          Directors.................................................................4
    Section 1.         Number, Qualification and Term........................................4
    Section 2.         Vacancies, Resignation and Removal....................................5
    Section 3.         Powers................................................................5
    Section 4.         Compensation..........................................................5

ARTICLE VI         Meetings of the Board of Directors........................................5
    Section 1.         Annual Meeting........................................................5
    Section 2.         Regular Meetings......................................................6
    Section 3.         Special Meetings......................................................6
    Section 4.         Attendance as Waiver of Notice........................................7
    Section 5.         Quorum and Vote Required..............................................7
    Section 6.         Action by Consent.....................................................7

                                Table of Contents
                                   (continued)


                                                                                           Page
                                                                                           ----

    Section 7.         Telephone Meetings....................................................8

ARTICLE VII        Executive Committee.......................................................8
    Section 1.         Executive Committee...................................................8

ARTICLE VIII       Officers..................................................................9
    Section 1.         Number................................................................9
    Section 2.         When Chosen...........................................................9
    Section 3.         Additional Officers...................................................9
    Section 4.         Vacancies, Term and Removal...........................................9
    Section 5.         Delegation............................................................9
    Section 6.         Chairman of the Board................................................10
    Section 7.         Deputy Chairman......................................................10
    Section 8.         President............................................................10
    Section 9.         Vice-Presidents......................................................11
    Section 10.        Secretary............................................................11
    Section 11.        Assistant Secretaries................................................12
    Section 12.        Treasurer............................................................12
    Section 13.        Assistant Treasurer..................................................12

ARTICLE IX         Voting Shares of Other Corporations......................................13
    Section 1.         Voting Shares of Other Corporations..................................13

ARTICLE X          Lost Certificates........................................................13
    Section 1.         Lost Certificates....................................................13

ARTICLE XI         Transfers and Registration of Shares.....................................13
    Section 1.         Transfers of Shares..................................................13
    Section 2.         Registered Shareholders..............................................14

ARTICLE XII        Indemnification of Officers and Directors................................14
    Section 1.         Power to Indemnify...................................................14
    Section 2.         Advancement of Expenses..............................................14
    Section 3.         Insurance............................................................15
    Section 4.         Other Rights.........................................................15

ARTICLE XIII       Fiscal Year..............................................................15
    Section 1.         Fiscal Year..........................................................15

ARTICLE XIV        Execution of Documents...................................................16
    Section 1.         Execution of Documents...............................................16

ARTICLE XV         Restriction on Sales or Transfers of Shares..............................16

                                Table of Contents
                                   (continued)


                                                                                           Page
                                                                                           ----


    Section 1.         Restriction on Sales of Shares.......................................16
    Section 2.         Restriction of Other Transfers of Shares.............................17
    Section 3.         Other Provisions.....................................................18

ARTICLE XVI        Amendments...............................................................20
    Section 1.         Amendments...........................................................20

                           AMENDED AND RESTATED BYLAWS

                                       OF

                           BATH IRON WORKS CORPORATION

                        ADOPTED AS OF SEPTEMBER 15, 2000


                                   ARTICLE I

                  Articles of Incorporation, Office, Location,

                            Seal and Section Headings

        Section 1. Articles of Incorporation. The name of this corporation shall be as set forth in the Articles of Incorporation. References in these bylaws to the Articles of Incorporation shall mean this corporation's Articles of Incorporation as from time to time in effect. Reference in these bylaws to the Maine Business Corporation Act and to particular sections of said Act are to said Act and said sections as from time to time in effect.

        Section 2. Office and Location. The registered office shall be that office specified in the Articles of Incorporation. This corporation is located in the State of Maine at that place specified in the Articles of Incorporation. The principal office and place of business of this corporation shall be at such place as the Board of Directors shall fix, and the corporation may have such other offices and places of business, both within and without the State of Maine as the Board of Directors may from time to time fix or as the business of the corporation may from time to time require.

        Section 3. Seal. The seal of this corporation shall be circular in form with the name of the corporation, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document or instrument, in which case such wafer seal affixed to such document or instrument shall be the corporate seal of this corporation thereon for all purposes provided by law.

        Section 4. Section Headings. The headings of Articles and Section in these bylaws are for convenience only and shall not be taken in account in construing these bylaws.

                                   ARTICLE II

                         Annual Meeting of Shareholders

        Section 1. Place. All meetings of shareholders for the election of Directors shall be held at the registered office of the corporation unless the Board of Directors shall fix some other place within the State of Maine (or outside of the State of Maine if permitted by the Articles of Incorporation) for such meetings.

        Section 2. Date. Annual meetings of shareholders shall be held on the seventh of May in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at such hour as may be fixed by the President or Board of Directors at which the shareholders shall elect a Board of Directors and transact such other business as may be brought before the meeting. If for any reason such annual meeting is not held on the date specified herein, a substitute annual meeting may be held at any time following such date in lieu thereof, and any business transacted or elections held at such substitute annual meeting shall be valid as if transacted or held at the annual meeting. Such substitute annual meeting may be called in the same manner and by the person or persons prescribed for calling special meetings of shareholders.

        Section 3. Notice. Unless waived in the manner prescribed by the Maine Business Corporation Act, written notice of the annual meeting or substitute annual meeting stating the place, day and hour thereof shall be given in the manner prescribed by the Maine Business Corporation Act, including without limitation Section 604 thereof.

                                  ARTICLE III

                        Special Meetings of Shareholders

        Section 1. Place and Date. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within the State of Maine (or outside the State of Maine if permitted by the Articles of Incorporation), as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2. Call. Special meetings of the shareholders for any purpose or purposes may be called by the Clerk or such other officer or officers, Directors or shareholders who by Section 603 of the Maine Business Corporation Act are empowered to call special meetings of shareholders.

        Section 3. Notice. Unless waived in the manner prescribed by the Maine Business Corporation Act, written notice of a special meeting of shareholders, stating the place, day, and hour thereof, and the purpose or purposes for which the meeting is called, shall be delivered in the manner prescribed by the Maine Business Corporation Act, including without limitation Section 604, 805, 902 and 1003 thereof.

                                   ARTICLE IV

                           Quorum and Voting of Shares

        Section 1. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Maine Business Corporation Act. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented or represented by proxy shall have the power to adjourn the meeting from time to time, without notice (except as otherwise provided by the Maine Business Corporation

Act) other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 2. Voting Rights. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in the manner prescribed by the Maine Business Corporation Act, including without limitation Sections 613, 614 and 615 thereof.

        Section 3. Action by Consent. Any action required or permitted by law to be taken at any annual or special meeting of shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the corporation as part of the corporate records. Such written consents may contain statements in the form of, and in any case shall have the same effect as, unanimous vote or votes of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of the State of Maine, and in any certificate or document prepared or certified by any officer of the corporation for any purpose.

                                   ARTICLE V

                                    Directors

        Section 1. Number, Qualification and Term. The number of Directors shall be fixed by the Board of Directors within the limits and in the manner prescribed in the Articles of Incorporation. Directors need not be residents of the State of Maine nor shareholders of the corporation. The Directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

        Section 2. Vacancies, Resignation and Removal. Any vacancy in the Board of Directors including newly created directorships created by increase in the number of Directors, may be filled by a majority of the remaining Directors. Any Director may resign his office by delivering a written resignation to the President or Clerk. Directors may be removed from office in the manner prescribed by the Maine Business Corporation Act, including without limitation
Section 707 thereof.

        Section 3. Powers. The Board of Directors shall manage and control the business, property and affairs of the corporation. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with all of the powers and authority of the corporation itself, so far as not inconsistent with the Maine Business Corporation Act or other laws of the State of Maine, the Articles of Incorporation or these bylaws.

        Section 4. Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, officers or otherwise.

                                   ARTICLE VI

                       Meetings of the Board of Directors

        Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

        Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be fixed by the Board. Unless otherwise specified by the Board, no notice of such regular meetings shall be necessary, except as otherwise provided by Maine Business Corporation Act, including without limitation Section 601 thereof.

        Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President, Clerk, Secretary or any other person or persons authorized by the Maine Business Corporation Act to call such meetings. The person or persons calling the special meeting shall fix the time and place thereof.

        Unless notice of a special meeting is waived in the manner prescribed by the Maine Business Corporation Act, notice of each special meeting of the Board of Directors shall be given by the Clerk, Secretary or the person or persons calling the special meeting. It shall be sufficient notice to a Director of a special meeting to send notice by mail at least 48 hours, or by telegram at least 24 hours, before the meeting addressed to him at his usual or last known business or residence address, or to give notice to him in person or by telephone at least 24 hours before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of the meeting, except as otherwise required by the Maine Business Corporation Act, including without limitation
Section 601 thereof. The giving of notice of a special meeting of the Board of Directors by the person or persons authorized to call the same shall constitute the call thereof.

        Section 4. Attendance as Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose, stated at the commencement of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called, noticed or convened.

        Section 5. Quorum and Vote Required. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. The Directors present at a duly called or held meeting at which a quorum was once present may continue to do business and take action at the meeting notwithstanding the withdrawal of enough Directors to leave less than a quorum. Any meeting may be adjourned from time to time by a majority of the vote cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time and place to which it is adjourned is fixed and announced at such meeting. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be that of the Board of Directors unless the vote of a greater number is required by these bylaws of the Maine Business Corporation Act.

        Section 6. Action by Consent. Any action required or permitted to be taken at a meeting of the Directors, or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all the members of the committee, as the case may be sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be filed with the minutes of the Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the corporation to have, the same effect as a unanimous vote or resolution of the Board of Directors at a legal meeting thereof. Any such action taken by unanimous written consents may, but need not be, set forth in such consents in the form of resolutions or votes.

        Section 7. Telephone Meetings. Members of the Board of Directors or of any committee designated thereby may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participating in a meeting in such manner by any member who does not object at the beginning of such meeting to the holding thereof in such manner shall constitute presence in person at such meeting.

                                   ARTICLE VII

                               Executive Committee

        Section 1. Executive Committee. The Board of Directors by a resolution adopted by a majority of the full Board of Directors then in office may designate from among its members an executive committee consisting of two or more Directors, and may delegate to such executive committee all the authority of the Board of Directors in the management of the corporation's business and affairs, except as limited by the Maine Business Corporation Act, including, without limitation Section 713 thereof or the resolution establishing the executive committee or any other resolution thereafter adopted by the Board of Directors. Vacancies in the membership of the executive committee shall be filled by resolution adopted by a majority of the full Board of Directors then in office. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Members of the executive committee may be removed from office, with or without cause, by resolution adopted by a majority of the full Board of Directors then in office. So far as practicable, the provisions of these bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of the executive committee.

                                  ARTICLE VIII

                                    Officers

        Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer, and a Secretary. The Board of Directors may also elect one or more Vice-Presidents (one or more of whom may be designated by the Board of Directors as Executive Vice-President or Senior Vice-President) and one or more Assistant Secretary and Assistant Treasurer.

        Section 2. When Chosen. The Board of Directors at its initial meeting after the incorporation of the corporation and at each regular meeting held after each annual meeting of shareholders shall choose such officers, none of whom need be a member of the Board.

        Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 4. Vacancies, Term and Removal. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Any vacancy occurring in an office of the corporation may be filled by the Board or Directors.

        Section 5. Delegation. The officers of the corporation will from time to time receive written grants of authority from the corporation's parent to engage in certain transactions on behalf of the corporation (a "Delegation"). All actions taken by the officers of the corporation pursuant to a Delegation will at all times be subject to the limitations set forth therein. The officers of the corporation may subdelegate in writing the authority granted to them by a Delegation to the officers of the corporation's subsidiaries.

        Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall be accountable only to the Board of Directors. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The execution by the Chairman of the Board of any instrument on behalf of the corporation shall be conclusive evidence as to third parties of his authority to do so.

        Section 7. Deputy Chairman. The corporation may have one or more Deputy Chairman, accountable only to the Board of Directors and the Chairman of the Board. The Deputy Chairman if any, or if there shall be more than one, the Deputy Chairmen, shall in the absence of or in the case of the disability of the Chairman of the Board perform the duties and exercise his power and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The execution of any instrument of the Corporation by the Deputy Chairman shall be conclusive evidence as to third parties of his authority to act.

        Section 8. President. The President shall serve as the chief executive officer of the corporation, reporting only to the Board of Directors, and subject to these by-laws, shall have supervision and control over and responsibility for the general management and operation of the corporation and shall have such other powers and duties as may from time to time be prescribed by the Board provided that such duties are consistent with his position as the senior executive officer in charge of the general management of the corporation. He shall have authority to sign, execute and acknowledge on behalf of the corporation all deeds, mortgages, securities, contracts, leases, reports and all other documents or other instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board; and, except as otherwise provided by law or the Board, may authorize any agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The execution by the President of any instrument on behalf of the Corporation shall be conclusive evidence, as to third parties, of his authority to do so.

        Section 9. Vice-Presidents. The Vice-President, if any, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence of or in the case of the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If the Board of Directors shall appoint or elect an Executive Vice-President, it shall be presumed that he is the Vice-President determined by the Board of Directors to act in case of the absence or disability of the President.

        Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and record all the proceedings of the Board of Directors in a book kept for that purpose, and shall give notice of special meetings of the Board of Directors, and shall perform like duties for the executive committee. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same. The Secretary shall have such other powers and duties as are prescribed by law or by the Board of Directors. In the case of the absence of or disability of the Secretary, or if the corporation shall have no Secretary, all of the powers of the Secretary may be exercised by the Assistant Secretary.

        Section 11. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

        Section 13. Assistant Treasurer. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence of or in case of the disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE IX

                       Voting Shares of Other Corporations

        Section 1. Voting Shares of other Corporations. The chairman of the board, if any, President, and Vice-President, Secretary and Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the President, Secretary or Clerk is authorized to execute in the name and on behalf of this corporation proxies appointing any one or more of the officers first above named, in the order above named, as the proxy agents.

                                   ARTICLE X

                                Lost Certificates

        Section 1. Lost Certificates. The Board of Directors may direct a replacement or duplicate certificate for shares of this corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have lost, destroyed or mutilated. When authorizing such issues of a new certificate, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation and its officers and agents from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or mutilated. The powers and the duties of the Board prescribed in this Article X may be delegated in whole or in part to any registrar or transfer agent.

                                   ARTICLE XI

                      Transfers and Registration of Shares

        Section 1. Transfers of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and transaction recorded upon the books of the corporation, provided that the provisions of these bylaws, if any, respecting restrictions on sales or transfers of shares have been complied with.

        Section 2. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                  ARTICLE XII

                    Indemnification of Officers and Directors

        Section 1. Power to Indemnify. The corporation shall indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by law. The corporation shall have the power to indemnify any person who is or was an employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), to the fullest extent permitted by law. For purpose of this Article XII, the term "officer" shall mean the Chairman of the Board, President, Treasurer, Secretary, any Vice President of the corporation, and such other officers as are determined to be entitled to indemnification by resolution of the board of directors.

        Section 2. Advancement of Expenses. Expenses (including attorneys' fees) incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys' fees) incurred by employees or agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 3. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

        Section 4. Other Rights. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                                  ARTICLE XIII

                                   Fiscal Year

        Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XIV

                             Execution of Documents

        Section 1. Execution of Documents. Unless the Board of Directors, executive committee or shareholders shall otherwise generally or in any specific instance provide: (a) any bill, note, check, or negotiable instrument may be executed or endorsed in the name and on behalf of the corporation by the President or Treasurer, acting singly, and (b) any other instrument, documents, deeds, bills of sale or other writings of whatever nature shall be executed in the name and on behalf of the corporation by the President or the Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.

                                   ARTICLE XV

                   Restriction on Sales or Transfers of Shares

        Section 1. Restriction on Sales of Shares. If any shareholder of the corporation, his executor, administrator or any person, firm or corporation claiming by, through or under him, including without limitation any assignee for the benefit of creditors or trustee in bankruptcy or receiver, however appointed, of a shareholder, desires to sell for a sum or sums of money all or any part of the shares of the corporation owned by said shareholder or his legal representatives, and has received a bona fide offer therefore, the shareholder or other party desiring to sell the same shall first notify the Treasurer of the corporation in writing, stating the number of shares desired to be sold, the amount of the bona fide offer, and the name of the person to whom he desires to sell the same, and for a period of forty-five (45) days following receipt of such notice by the Treasurer, the corporation or any person or persons approved by the Board of Directors (the corporation or any such person or persons being hereinafter in this Article XV called the "optionee") shall have an option to purchase such shares for the amount of the bona fide offer so stated.



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

        If the optionee does not exercise said option (and such option may be exercised by written notice of election to exercise, mailed postage prepaid to the person (even if deceased) in whose name said shares are registered within said forty-five (45) days period) within said period of forty-five (45) days, such shareholder or other party may sell and assign the number of shares stated in the notice to the person named therein at the price therein stated, provided said sale is made within seventy-five (75) days following the Treasurer's receipt of said original notice.

        The Board of Directors may waive the said period of forty-five (45) days and authorize the sale and transfer of the shares specified to the person named in the notice before the expiration of that period.

        Section 2. Restriction on Other Transfers of Shares. If any shareholder of this corporation, his executor, administrator or any person, firm or corporation claiming by, through or under him, including without limitation an assignee for the benefit of creditors or a trustee in bankruptcy or receiver, however appointed, of a shareholder, desires to transfer or otherwise dispose of (including without limitation gifts, transfers for a consideration other than money, sales not pursuant to bona fide offers, exchanges or dispositions by way of distribution pursuant to the terms of any will or trust) all or any part of the shares of this corporation owned by said shareholder or his legal representatives, and such proposed transfer or other disposition is not controlled by Section 1 of this Article XV for any reason, the shareholder or party desiring to transfer or otherwise dispose of such shares shall first notify the Treasurer of the corporation in writing, stating the number of shares to be transferred or otherwise disposed of and the name of the person to whom the same are to be transferred or disposed of and the manner of or reason for such transfer or disposition, and the consideration (if any) to be received, and the optionee shall have the option to purchase such shares at the fair value thereof. In the event the party desiring to effect the transfer or



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

disposition and the optionee are unable to agree on the fair value of such shares within forty-five (45) days after receipt of such notice by the Treasurer, the fair value shall be determined by three appraisers, one to be chosen by the party desiring to effect the transfer (such choice to be made and announced in writing to the Treasurer within sixty (60) days after the receipt of such first mentioned notice by the Treasurer), one to be chosen by the Board of Directors (within 30 days of the choice of the first appraiser), and the third to be chosen by the two appraisers so chosen (within 15 days of the choice of the first two appraisers). If the party desiring to effect the transfer or disposition fails to choose an appraiser in the manner and within the time set forth in the preceding sentence, the fair value shall be determined by two appraisers, the first to be chosen by the Board of Directors and the second to be chosen by the first. In either such event, the decision of said appraisers or a majority thereof as to fair value shall be final, binding and conclusive upon all parties. The optionee's option pursuant to this Section 2 shall not expire until the expiration of a period of sixty (60) days after the determination of fair value by agreement or by the appraisers or a majority of them, or until thirty (30) days after any judgment with respect to appraisal hereunder or fair value has become final, whichever is later.

        If the optionee does not exercise said option within said period, the person desiring to effect the transfer or disposition may transfer or dispose of the number of shares stated in said original notice received by the Treasurer to the person named therein in the manner and for the consideration (if any) stated therein.

        The Board of Directors may waive the provisions of this Section 2 and authorize the immediate transfer and disposition of the shares to the person named in the notice.

        Section 3. Other Provisions. Nothing in Sections 1 or 2 of this Article XV shall in anyway limit or restrict the right of the owner of shares of this corporation to pledge the



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

same as security; provided, however, that any pledge of shares of this corporation shall be subject to and shall comply with the provisions of said Sections 1 and 2 prior to making any sale, transfer or other disposition of the pledged shares to any person other than the pledger or his legal representatives.

        Notwithstanding any other provisions of these bylaws, no shares of the corporation shall be sold, transferred or otherwise disposed of, nor transferred upon the books of the corporation, nor shall any purported purchaser, transferee or assignee thereof have any right to demand and require transfer of any shares of the corporation attempted to be sold or transferred to him, nor have or exercise any of the rights of a shareholder of this corporation, until after notice given in accordance with Sections 1 or 2 of this Article XV and until after expiration of the option of the optionee or express waiver thereof by the Board of Directors as therein provided.

        All certificates for shares issued by the corporation shall have the following legend conspicuously printed, typewritten or stamped thereon:
"Transfers of the shares represented by this certificate are subject to and may be made only upon compliance with the provisions of Sections 1 or 2 of Article XV of the bylaws of the corporation relating to restriction on sales or transfers of shares."

        The foregoing provisions of this Article XV to the contrary notwithstanding, the provisions of this Article XV shall not apply to any intervivos or testamentary gift of shares of this corporation by the owner thereof to his or her spouse and/or children, outright or in trust, and any such gift and the transfer of the shares in implementation thereof, may be made at any time without the need for any appraisal, and no option shall arise by reason of such gift or implementing transfer.



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

                                  ARTICLE XVI

                                   Amendments

        Section 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal these bylaws, and to adopt new bylaws, provided that the notice of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new bylaw, amendment or bylaw be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further that the shareholders may amend or repeal a bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the bylaw provision thus amended or repealed by the shareholders.


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